UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 15, 2021

EnerSys
(Exact name of registrant as specified in its charter)

Commission File Number: 1-32253

Delaware	23-3058564
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)
2366 Bernville Road, Reading, Pennsylvania 19605
(Address of principal executive offices, including zip code)
(610) 208-1991
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.01 par value per share	ENS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.	☐

Item 1.01. Entry into a Material Definitive Agreement

On July 15, 2021 (the “Effective Date”), EnerSys (the “Company”) and certain of its subsidiaries entered into that certain Second Amendment to Credit Agreement (the “Amendment”) with Bank of America, N.A., as administrative agent, swing line lender and letter of credit issuer, and the lenders party thereto. The Amendment amends the Credit Agreement, dated as of August 4, 2017 (as amended, restated, supplanted or otherwise modified from time to time prior to the Effective Date, the “Existing Credit Agreement”), by and among the Company, the other borrowers from time to time party thereto, the guarantors from time to time party thereto, Bank of America, N.A., administrative agent, swingline lender and letter of credit issuer, and the lenders party thereto, and provides for, among other things, (i) refinancing of the term loan facilities and revolving credit facilities under the Existing Credit Agreement (collectively, the “Existing Credit Facilities”) into (x) term loan facilities in the amount of (A) US$130,000,000 (the “Initial Term Loan Facility”) and (B) C$106,440,000 (the “Initial Term A-2 Loan Facility”, and together with the Initial Term Loan Facility, the “Amended Term Loan Facilities”) and (y) revolving credit facilities with aggregate commitments equal to $850,000,000 (the “Amended Revolving Facility”, and together with the Amended Term Loan Facilities, the “Amended Credit Facilities”), (ii) extension of the maturity date for the Amended Credit Facilities to September 30, 2026, (iii) resetting of the amortization with respect to the Amended Term Loan Facilities and (iv) certain other modifications to the Existing Credit Agreement. In connection with the Amendment, the Company will also be prepaying $150,000,000 of certain term loans under the Existing Credit Agreement.

Borrowings under the Amended Credit Facilities bear interest at a rate per annum based on the Company’s consolidated total net leverage ratio according to the following pricing grid:

Pricing Level	Consolidated Total Net Leverage Ratio	LIBOR Rate Loans and Alternative Currency Loans	Base Rate Loans and Canadian Prime Rate Loans
1	< 1.25 to 1.00	1.125%	0.125%
2	> 1.25 to 1.00 but < 2.00 to 1.00	1.250%	0.250%
3	> 2.00 to 1.00 but < 2.50 to 1.00	1.500%	0.500%
4	> 2.50 to 1.00 but < 3.25 to 1.00	1.750%	0.750%
5	> 3.25 to 1.00	2.000%	1.000%

The foregoing descriptions of the Amendment do not purport to be complete and are qualified in their entirety by reference respectively to the full text of the Amendment, a copy of which is attached as Exhibit 10.1, and which is incorporated by reference herein.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The disclosure required by this Item 2.03 is included in Item 1.01 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

10.1
Second Amendment to Credit Agreement, dated as of July 15, 2021, among EnerSys, certain of its subsidiaries party thereto, Bank of America, N.A., as administrative agent, swing line lender and l/c issuer, and the other lenders party thereto.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EnerSys

Date: July 15, 2021	By:	/s/ Michael J. Schmidtlein
Michael J. Schmidtlein
Chief Financial Officer